First Trust Advisors L.P.
                     120 East Liberty Drive
                            Suite 400
                    Wheaton, Illinois  60187




                        February 21, 2012


First Trust Portfolios L.P.
120 East Liberty Drive
Suite 400
Wheaton, Illinois  60187

     Re:  The First Trust Combined Series 395

Gentlemen:

     We  have  examined the Registration Statement File No.  333-
179421 for the above captioned fund. We hereby consent to the use in the Registration Statement of the references to First
Trust Advisors L.P. as evaluator.

     You are hereby authorized to file a copy of this letter with the Securities and Exchange Commission.

                              Sincerely,

                              First Trust Advisors L.P.



                              Jason T. Henry
                              Senior Vice President